Exhibit 99.1

SHAREHOLDER NEWSLETTER 400 S. El Camino Real Suite 1100 San Mateo, CA 94402 650?343?9300 SRTREIT.com March 31, 2015 HIGHLIGHTS, Important Dates, A LETTER TO SHAREHOLDERS FROM OUR CEO, Prior 10K Filing March 27 2015, , Next 10Q Filing May 15 2015, 2014 YEAR END RESULTS, Next Shareholder Newsletter May 15 2015, , , SRT FORMS JOINT VENTURE WITH MAJOR INSTITUTIONAL INVESTOR, Last Distribution Payment January 30 2015, , , ??SRT REINSTATES THE DEATH AND DISABILITY REDEMPTION PROGRAM, Next Distribution Payment April 30 2015, A Letter to Shareholders from Andrew Batinovich Dear Fellow Shareholder, We are excited about the future of Strategic Realty Trust. Over the past year the management team and board of directors have worked diligently to formulate a strategy to position the Company for a public listing and at the same time resolve many of the legacy issues the Company faced. We have improved shareholder communications with a new website, quarterly newsletters and periodic shareholder calls. We established a broker dealer advisory committee to work with management and the board to provide real time feedback and advice. We are pleased to report that we have made significant progress with respect to both execution of the strategy and resolving the legacy issues. To position the Company for a public listing or other liquidity event, we are implementing an asset allocation model that is used by many publicly traded REITs. This strategy involves building a core portfolio of wholly owned stabilized assets in strong urban locations with solid rent growth prospects, strong and predictable cash flows and visible value appreciation characteristics. We need to upgrade the portfolio and recycle equity from the properties that have reached their full potential to those that better fit our strategy. (Continued) 1

400 S. El Camino Real Suite 1100 San Mateo, CA 94402 650?343?9300 SRTREIT.com SHAREHOLDER NEWSLETTER March 31, 2015 Letter to Shareholders (Continued) The second part is to create a joint venture platform where we can attract high quality institutional partners to invest alongside us in value?add strategies such as lease up, re?tenanting, renovation or repositioning of retail properties. This provides us with a sharing of risk with a partner and an opportunity to make outsized returns due to an earn out or a promoted interest feature in the joint venture structure. This can help us grow share value and distributions and provide the scale needed for a public listing. We have completed our first venture with Oaktree Capital Management, a well?respected institutional investor. This transaction allows us to recycle some of our equity into the new core assets to begin our transformation and provided the capital to reopen a death and disability program. In addition, we now have a viable partner to move forward and seek other value?add investments consistent with our strategy. We have made great strides in resolving the legacy issues that faced the Company. We faced loan defaults, a suspended distribution, a lack of liquidity to operate and pay our bills, deferred maintenance at some of our properties, troublesome tenant delinquencies, and a host of other issues. I am pleased to report that these issues are largely behind us. We have faced a number of legal issues such as a lawsuit related to the original offering of shares, a proxy contest and litigation with the former advisor and property manager. This has taken a considerable amount of time, resources and money. We have settled the proxy contest, we have resolved the litigation with the former advisor and we have a tentative settlement in the securities litigation. On behalf of the management team and the board of directors, I want you to know we will continue to work to advance the Company, execute our strategy and focus on increasing the value of our collective ivestment. Strategic Realty Trust, Inc. Chief Executive Officer 2

400 S. El Camino Real Suite 1100 San Mateo, CA 94402 650?343?9300 SRTREIT.com SHAREHOLDER NEWSLETTER March 31, 2015 2014 Year End Results Highlights for 2014 include: Restarted and increased distribution Increased occupancy despite losing the anchor tenant at Topaz Marketplace Obtained new $30,000,000 line of credit at significantly lower interest rate Reduced deferred maintenance in the portfolio Lowered general and administrative expenses Improved the Company's cash position and financial strength Portfolio occupancy increased slightly from 86.2% to 88% despite the bankruptcy of Fresh and Easy at Topaz Marketplace which reduced occupancy by almost 1% alone. Property rental revenues increased 1.7% to $21,700,000. Property operating expenses were up 1.6%. We were able to reduce bad debt expense from the prior year by $641,000 which allowed us to increase spending for needed repairs and maintenance by an additional $743,000 over 2013. Net operating income from our properties increased by approximately 1.7% to $13,900,000. General and Administrative expenses were reduced by $823,000. The cost savings were recognized in asset management and advisory services, director's compensation, and audit costs totaling $1,691,000. These reductions were mainly due to the successful transition to our new advisor and property manager in August of 2013. These savings were offset by costs for the proxy contest and settlement with the shareholder coalition of $586,000, increased legal costs related to the lawsuit filed by the former property manager concerning its termination, securities litigation costs and higher tax advisor costs. We were able to renew and expand the Company's line of credit to $30,000,000 and to lower the interest rate from 5.5% to approximately 3.16%, which allowed us to enjoy substantial interest savings. In January of 2014 SRT began paying a quarterly distribution after having suspended the distribution the year before. For the first two quarters of the year the Company distributed $.05 per share quarterly. The board of directors increased the quarterly distribution to $.06 per share for last two quarters of 2014 for an annual total of $.22 per share. In 2014 we worked to improve the Company's financial position. We were able to increase total cash (including restricted cash reserves) by 24% to $8,374,000 up from $6,708,000 at the end of 2013. We reduced accounts payable and other liabilities by 26% or $1,521,000. For further information please see the Company's complete financial statements and Form 10?K available on the Company's website at www.srtreit.com.3

SHAREHOLDER NEWSLETTER 400 S. El Camino Real Suite 1100 San Mateo, CA 94402 650?343?9300 SRTREIT.com March 31, 2015 SRT Forms Joint Venture with Major Institutional Investor Consistent with the Company's investment strategy, we have been working to establish a joint venture relationship with a major institutional partner which could have a number of benefits for SRT such as providing capital for new acquisitions. In March 2015, we formed a joint venture with an affiliate of Oaktree Capital Management. Oaktree is a leading global alternative investment management firm with over $90 billion in assets under management. Oaktree contributed approximately $19,100,000 to the venture and Glenborough Property Partners ("GPP"), an affiliate of our Advisor contributed approximately $250,000 and we contributed $4,500,000. As a result we own a 19% interest, GPP owns a 1% interest, and Oaktree owns an 80% interest. We sold three properties to the venture Osceola Village located in Kissimmee, Florida Constitution Trail located in Normal, Illinois Aurora Commons located in Aurora, Ohio The cash sale price for the three properties was $53,600,000 which is equal to the last appraised value. The original purchase price for these three assets was $46,800,000 (this does not include transaction costs associated with the purchase). We also were able to structure an earn out feature whereby SRT has the ability to share in more of the profits than its 19% interest. For example, once the joint venture partners have received all of their invested capital back and a 12% return then we receive an additional 5% of the profits. At 17% we receive an additional 12.5% of the profits. The joint venture obtained a $34,000,000 mortgage loan from Bank of America Merrill Lynch of which $4,000,000 is undrawn and available for future leasing costs and capital expenditures. What are the possible benefits of the new joint venture? Allows for recycling of equity into high growth urban assets Allows SRT to retain an ownership position in the three properties and an earn out feature for a higher share of profits Provides capital to open a death and disability redemption program Provides SRT with a strategic JV partner to pursue additional value?add investments 4

SHAREHOLDER NEWSLETTER 400 S. El Camino Real Suite 1100 San Mateo, CA 94402 650?343?9300 SRTREIT.com March 31, 2015 SRT Forms Joint Venture with Major Institutional Investor (Continued) Why did we select these specific properties for the venture? We were able to retire very expensive debt on Osceola. The debt was at 6.3% interest plus a 25% profits interest by the lender We will avoid shouldering all of the significant future capital needs for leasing costs associated with these properties; combined the three are 79% leased which represents approximately 45% of all our vacant space We will avoid paying for all of the substantial costs of renovation and correction of deferred maintenance at Aurora Commons We reduced the risk associated with large non?credit tenants such as Starplex Cinema and hhgregg, our co?anchors at Constitution and Osceola Why is Glenborough a partner in the Joint Venture? The joint venture structure, as originally discussed between Oaktree and us, contemplated that we would be a 20% participant in the Joint Venture. Under that proposed structure, Oaktree required that it have the right to restrict our ability to terminate Glenborough as our Advisor during the term of the joint venture. This was not acceptable to our board of directors or our Advisor as the Company should retain the right to choose its own advisor. Further, our earn out profits would have been at risk if Glenborough as property manager or Advisor committed certain defaults under the transaction documents, or failed to achieve certain financial results within the Joint Venture. This would have put us at risk of potentially losing the earn out profits based on the actions of our Advisor as it managed the day?to?day operations of the Joint Venture on our behalf. Neither of these provisions were acceptable to our board of directors or our Advisor; accordingly our board of directors, including all of our independent directors, endorsed a structure whereby GPP agreed to pay cash to become a 1% managing member, and put its position and certain of its fees at risk of removal or forfeiture, while insulating our 19% position and our earn out from those risks. Forward?Looking Statements This newsletter contains certain forward?looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are identified by the use of the words "hope," "could," "believe," "expect," "anticipate," "estimate," "will," "contemplate," "would" and similar expressions that contemplate future events. Such forward?looking statements are based on management's reasonable current assumptions and expectations. Numerous important factors, risks and uncertainties, including, but not limited to, those contained in our documents and reports filed with the Securities and Exchange Commission (the "SEC"), affect our operating results and could cause our actual results, levels of activity, performance or achievement to differ materially from the results expressed or implied by these or any other forward?looking statements made by us or on our behalf. There can be no assurance that future results will meet expectations. In particular, there is no assurance that (i) we will enter into additional future joint ventures with institutional partner(s) or expand our initial joint venture relationship with Oaktree; (ii) that we will position our Company for a public listing; (iii) that we will be able to finalize the settlement of the securities litigation; (iv) that we will be able to acquire high growth urban assets. You should carefully review the cautionary statements described in the documents and reports we file from time to time with the SEC, specifically our Annual Reports on Form 10?K, our Quarterly Reports on Form 10?Q and our Current Reports on Form 8?K. Readers are cautioned not to place undue reliance on any forward?looking statements contained in this letter, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward? looking statements.5

SHAREHOLDER NEWSLETTER 400 S. El Camino Real Suite 1100 San Mateo, CA 94402 650?343?9300 SRTREIT.com March 31, 2015 SRT Reinstates Death and Disability Redemption Program The board of directors of Strategic Realty Trust has adopted a new Share Redemption Program ("Plan"). This new Plan has been developed after discussion and recommendations from the broker/dealer advisory committee. The capital needed to fund the Plan is a direct result of the new joint venture platform. The full Plan has been filed with the SEC and a copy is available on the Company's website. Subject to the terms and conditions of this Plan, including the procedures for redemption, the Company will redeem shares of the Company's Common Stock in connection with a stockholder's death or a qualifying disability (as defined in the Plan). The price at which the Company will redeem a share pursuant to either a Death Redemption or a Qualifying Disability Redemption is 100 % of the Company's most recent estimated value per Share (as defined in the Plan) as of the redemption date. The cash available for redemption under this Plan is currently limited to a total of $2,000,000 for Death Redemptions and a total of $1,000,000 for Qualifying Disability Redemptions. The Company will redeem shares on the next to last business day of each quarter beginning with the second quarter of 2015 and in all events on a date other than a distribution payment date. To be eligible for redemption the Company must receive a written redemption request from the stockholder or from an authorized representative of the stockholder at least 30 days before the redemption date. All redemption requests must be accompanied by a completed share redemption request form in the form provided by the Company. If the Company cannot repurchase all shares presented for redemption in any quarter because of the dollar limits of the current Plan, then the Company will honor redemption requests on a pro rata basis, except that if a pro rata redemption would result in a stockholder owning less than $5,000 worth of shares, then the Company will redeem all of such stockholder's shares. The Company may amend, suspend or terminate the Plan for any reason upon 30 days notice to the Company's stockholders, provided that the Company may increase or decrease the funding available for the Plan upon ten business days' notice to the Company's stockholders. For the complete Plan and details please see the Company's website at www.srtreit.com. 6